                                                                     Exhibit 4.2

                                                                  EXECUTION COPY

                           ALTUS PHARMACEUTICALS INC.

               AMENDED AND RESTATED STOCKHOLDERS' VOTING AGREEMENT

This Amended and Restated Stockholders' Voting Agreement (this "Agreement") dated as of May 21, 2004 is entered into by and among Altus Pharmaceuticals Inc., a Delaware corporation (the "Company") (f/k/a "Altus Biologics Inc."), Nomura International plc ("Nomura"), U.S. Venture Partners VIII, L.P. ("USVP"), USVP VIII Affiliates Fund, L.P., USVP Entrepreneur Partners Fund VIII-A, L.P., USVP Entrepreneur Partners Fund VIII-B, L.P. (collectively, the "USVP Affiliates"), and the other persons and entities listed on Exhibit A hereto (each individually, a "Purchaser" and collectively, the "Purchasers"), and Vertex Pharmaceuticals Incorporated, a Massachusetts corporation ("Vertex"), and amends and restates that certain Stockholders' Voting Agreement among the Company and the parties thereto, dated as of September 26, 2001, as amended as of December 7, 2001 (the "Prior Agreement"). Each of Nomura, USVP and the USVP Affiliates is one of the entities listed on Exhibit A and is therefore included within the definition of "Purchaser" and "Purchasers." The Purchasers and Vertex are sometimes referred to in this Agreement collectively as the "Stockholders."

                                    Recitals:

     1. Vertex owns certain outstanding shares of common stock, $.01 par value per share, of the Company (the "Common Stock"), warrants to purchase shares of Common Stock, shares of Series A Convertible Preferred Stock, $.01 par value per share, of the Company (the "Series A Preferred Stock"), and shares of Redeemable Preferred Stock, $.01 par value per share, of the Company;

     2. Certain of the Purchasers are purchasing, concurrently herewith, shares of Series C Convertible Preferred Stock, $.01 par value per share, of the Company (the "Series C Preferred Stock") and warrants to purchase shares of Series C Preferred Stock pursuant to the Series C Convertible Preferred Stock and Warrant Purchase Agreement of even date herewith by and among the Company and such Purchasers (the "Purchase Agreement");

     3. The Company, Vertex and certain of the Purchasers are parties to the Prior Agreement;

     4. The undersigned parties represent the necessary voting power in order to amend the Prior Agreement as set forth in Section 7(e) thereof; and

     5. The Purchasers and Vertex wish to provide for their continuing representation on the Board of Directors of the Company (the "Board") in the manner set forth below.

     In consideration of the mutual covenants contained herein and the consummation of the sale and purchase of shares of capital stock of the Company pursuant to the Purchase Agreement, and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Voting of Shares.

               (a) In any and all elections of directors of the Company (whether at a meeting or by written consent in lieu of a meeting), each Stockholder shall vote or cause to be voted all Shares (as defined in Section 2 below) owned by him, her or it, or over which he, she or it has voting control, and otherwise use his, her or its respective best efforts, so as to fix the number of directors of the Company at nine (9) and to elect to the Board as directors (i) one (1) member designated by Nomura, (ii) one (1) member designated by USVP, (iii) one (1) member designated by Vertex, (iv) two (2) members designated by the holders of a majority of the outstanding shares of Series C Preferred Stock, (v) the Company's Chief Executive Officer and
     (vi) three (3) members, who shall not be employed by the Company, designated by not less than 3 of the Series B Directors and Series C Directors (as defined below) (the "Outside Directors"). The directors designated by the holders of a majority of the outstanding shares of Series C Preferred Stock shall be the Series C Directors (as defined in the Company's Third Amended and Restated Certificate of Incorporation, as amended (the "Charter")), the directors designated by Nomura and USVP shall be the Series B Directors (as defined in the Charter) and the director designated by Vertex shall be the Series A Director (as defined in the Charter). As of the date hereof, the directors designated by the holders of a majority of the outstanding shares of Series C Preferred Stock shall be Stewart Hen and Jonathan Leff, the director designated by Nomura shall be John Richard, the director designated by USVP shall be Jonathan Root, the director designated by Vertex shall be Lynne Brum, the Company's Chief Executive Officer is Peter Lanciano, and the three (3) Outside Directors shall be Manuel Navia, Richard Aldrich and Michael Wyzga.

               (b) In the event that any director designated in the manner set forth in Section 1(a) above is unable to serve, or once having commenced to serve, is removed or withdraws from the Board (a "Withdrawing Director"), such Withdrawing Director's replacement (the "Substitute Director") will be designated by the Stockholder or Stockholders or members of the Board, as the case may be, with the right to designate the Withdrawing Director or Directors being replaced; provided, however, in the case of the Company's Chief Executive Officer, the Substitute Director shall be the successor to the Company's Chief Executive Officer. Each Stockholder agrees to take all action within its respective power, including, but not limited to, the voting of all Shares owned by him, her or it, (i) to cause the election of such Substitute Director promptly following his or her nomination pursuant to this Section 1(b), and (ii) upon the written request of the Stockholder or Stockholders or members of the Board, as the case may be, with the right to designate a director or directors pursuant to Section 1(a) above, to remove, with or without cause, the respective director or directors designated by such Stockholder or Stockholders or members of the Board, as the case may be.

               (c) The Stockholders shall not vote to remove any director designated pursuant to Section 1(a)(i)-(iv) above without the consent of the Stockholder or Stockholders with the right to designate such director, except in the case of removal for bad faith or willful misconduct. No Stockholders shall vote to remove (i) the Company's Chief Executive Officer as director so long as such person holds such position with the Company or
     (ii) any Outside Director without the consent of not less than three (3) of the

     Series B Directors and Series C Directors, excluding the director or directors subject to removal, except, in both instances, in the case of removal for bad faith or willful misconduct.

               (d) The Company shall provide a written notice (a "Designating Party Notice") to the Stockholders at least 30 days prior to sending a notice to stockholders for a meeting at which directors are to be elected (an "Election Notice"). A Designating Party Notice shall state the date (the "Mailing Date") upon which the respective Election Notice is to be mailed to stockholders. The Mailing Date shall be a date that is at least 15 days after the date the Designation Party Notice is delivered to the Stockholders. The holders of a majority of the outstanding shares of Series C Preferred Stock, Nomura, USVP, Vertex and the Board shall each give written notice to all other parties to this Agreement, no later than five
     (5) days prior to the Mailing Date, of the persons designated pursuant to
     Section 1(a) as nominees for election as directors; provided, however, so long as a Stockholder, initially to be Warburg Pincus Private Equity VIII, L.P. ("Warburg Pincus") (together with its affiliates), holds a majority of the outstanding shares of Series C Preferred Stock, such Stockholder shall provide all such notices on behalf of the holders of a majority of the outstanding Series C Preferred Stock as may be required by this Section 1(d). The Company agrees to nominate and recommend for election as directors only those individuals designated, or to be designated, pursuant to Section 1(a) above. If Nomura, USVP, Vertex or the holders of a majority of the outstanding shares of Series C Preferred Stock shall fail to give notice to the Company as provided above, the designees of such Stockholders who failed to give such notice then serving as directors shall be deemed the designees for reelection.

               (e) In the event that the member designated by Nomura is unable to attend any duly noticed meeting of the Board, the Company shall allow an observer designated by Nomura to attend such meeting.

               (f) For so long as he serves as an officer of the Company, Alexey Margolin shall have the right to receive due notice of all meetings of the Board and to attend all such meetings as an observer.

     2. Shares. "Shares" shall mean and include any and all shares of Common Stock and/or shares of capital stock of the Company, by whatever name called, which carry voting rights (including voting rights which arise by reason of default or by receipt of a proxy from another shareholder of the Company) and shall include any such shares now owned or subsequently acquired by a Stockholder, however acquired, including without limitation stock splits and stock dividends.

     3. Termination.

               (a) All rights and obligations of Nomura under this Agreement shall terminate on the date on which Nomura no longer holds at least thirty percent (30%) of the shares of the Company's Series B Convertible Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"), purchased by Nomura in accordance with the Series B Convertible Preferred Stock and Warrant Purchase Agreement dated September

     26, 2001, by and among the Company and certain Purchasers, as amended (the "Series B Purchase Agreement") (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and other similar events).

               (b) All rights and obligations of USVP under this Agreement shall terminate on the date on which USVP and the USVP Affiliates, in the aggregate, no longer hold at least thirty percent (30%) of the shares of the Series B Preferred Stock purchased by USVP and the USVP Affiliates in accordance with the terms of the Series B Purchase Agreement (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and other similar events).

               (c) All rights and obligations of Vertex under this Agreement shall terminate on the date on which Vertex no longer holds at least thirty percent (30%) of the shares of Series A Preferred Stock held by Vertex on the date of this Agreement (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and other similar events).

               (d) All rights and obligations of the holders of a majority of the outstanding shares of Series C Preferred Stock under this Agreement shall terminate on the date on which less than thirty-five percent (35%) of the total number of shares of Series C Preferred Stock purchased pursuant to the Purchase Agreement remains outstanding (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and other similar events).

               (e) This Agreement shall terminate in its entirety on the earliest of (i) the closing of the Company's initial firm commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), resulting in at least $50 million of net proceeds to the Company at a minimum price to the public of $6.4721037 per share (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and other similar events) (a "Qualified Public Offering"), or (ii) the sale of all or substantially all of the assets or business of the Company, by merger, sale of assets or otherwise.

     4. No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked, except by an amendment, modification or termination effected in accordance with Section 3 or 7(f) hereof. Nothing in this Section 4 shall be construed as limiting the provisions of Section 3 or 7(f) hereof.

     5. Restrictive Legend. All certificates representing Shares owned or hereafter acquired by the Stockholders or any transferee of the Stockholders bound by this Agreement shall have affixed thereto a legend substantially in the following form:

          "The shares of stock represented by this certificate are subject to certain voting agreements as set forth in an Amended and Restated Stockholders' Voting Agreement, as amended from time to time, by and among the registered owner of this certificate, the Company and certain other stockholders of the Company, a copy of which is available for inspection at the offices of the Secretary of the Company."

     6. Transfers of Rights. Any transferee to whom Shares are transferred by a Stockholder, whether voluntarily or by operation of law, shall be bound by the voting obligations imposed upon the transferor under this Agreement, to the same extent as if such transferee were a Stockholder hereunder and no Stockholder shall transfer any Shares unless the transferee agrees in writing to be bound by this Agreement.

     7. General.

               (a) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

               (b) Rights of Purchasers. Each Purchaser shall have the absolute right to exercise or refrain from exercising any right or rights that such Purchaser may have by reason of this Agreement including without limitation, the right to consent to the waiver of any obligation of the Company and to enter into an agreement with the Company for the purpose of modifying this Agreement. Each such Purchaser shall not incur any liability to any other Purchaser with respect to exercising or refraining from exercising any such right or rights that such Purchaser may have by reason of this Agreement.

               (c) Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Purchaser shall be entitled to specific performance of the agreements and obligations of the Stockholders hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

               (d) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

               (e) Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two (2) business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one (1) business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

     If to the Company, at 125 Sidney Street, Cambridge, Massachusetts 02139,
Attention: President, or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers and Vertex, with a copy to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111, Attention: Jonathan L. Kravetz, Esq.; or

     If to a Purchaser, at the address set forth on Exhibit A for such Purchaser, or at such other address or addresses as may have been furnished to the Company and Vertex in writing by such

Purchaser. If the Purchaser is a holder of Series B Preferred Stock, a copy of such notice shall be delivered to Tomlinson Zisko LLP, 200 Page Mill Road, Second Floor, Palo Alto, California 94306, Attention: Jill E. Fishbein, Esq., and if the Purchaser is a holder of Series C Preferred Stock, a copy of such notice shall be delivered to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Steven J. Gartner, Esq.; or

     If to Vertex, at 130 Waverly Street, Cambridge, Massachusetts 02139,
Attention: General Counsel, or at such other address or addresses as may have been furnished in writing by Vertex to the Company and the Purchasers.

     Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

               (f) Complete Agreement; Amendments. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to such subject matter. No amendment or termination of, or waiver under, any provision of this Agreement shall be valid unless in writing and signed by Stockholders holding at least fifty-five percent (55%) of the voting power of the Shares (on an as converted basis) then held by all Stockholders and the Company, and any such amendment, termination or waiver shall be binding on all parties hereto even if they do not execute such consent; provided, however, if any such amendment would affect the rights of a Stockholder or Stockholders or their respective directors to designate a director pursuant to Section 1 hereof, then in addition to the aforementioned consent described above, the written consent of such affected Stockholder or Stockholders shall also be required to enforce such amendment against such Stockholder or it or his designated director; provided further, that if any such amendment would otherwise affect the rights of the holders of any class or series of the Company's capital stock in a fashion different from the holders of any other class or series of the Company's capital stock, then, in addition to the aforementioned consent of fifty-five percent (55%) of the voting power of the Shares (on an as converted basis), the written consent of the holders of a majority of the voting power (on an as converted basis) of such class or series of the Company's capital stock held by such affected Stockholder or Stockholders shall also be required to enforce such amendment against such Stockholder. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Solely for the purposes of this Section 7(f), Shares shall not include Common Stock issuable pursuant to either Article FOURTH, Section E.1.(c) or Section F.1.(c) of the Company's Certificate of Incorporation, as amended from time to time.

               (g) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

               (h) Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

               (i) Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

               (j) Attorney's Fees. If any action at law or in equity (including arbitration) is instituted to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  [Remainder of Page Intentionally Left Blank]

Executed as of the date first written above.

                                       COMPANY:

                                       ALTUS PHARMACEUTICALS INC.


                                       By: /s/ Peter L. Lanciano
                                           -------------------------------------
                                       Name: Peter L. Lanciano
                                       Title: President and CEO


                                       VERTEX PHARMACEUTICALS INCORPORATED


                                       By: /s/ Kenneth S. Boger
                                           -------------------------------------
                                       Name: Kenneth S. Boger
                                             -----------------------------------
                                       Title: Sr. Vice President and General
                                              Counsel
                                              ----------------------------------


                                       NOMURA INTERNATIONAL PLC


                                       By: /s/ Denise Pollard-Knight
                                           -------------------------------------
                                       Name: Denise Pollard-Knight
                                             -----------------------------------
                                       Title: Head of Nomura Phase 4 Ventures
                                              ----------------------------------


                                       U.S. VENTURE PARTNERS VIII, L.P.
                                       USVP VIII AFFILIATES FUND, L.P.
                                       USVP ENTREPRENEUR PARTNERS VIII-A, L.P.
                                       USVP ENTREPRENEUR PARTNERS VIII-B, L.P.

                                       By Presidio Management Group VIII, L.L.C.
                                       The General Partner of Each


                                       By: /s/ Michael P. Maher
                                           -------------------------------------
                                       Name: Michael P. Maher
                                       Title: Attorney In-Fact


                                       CMEA VENTURES LIFE SCIENCES 2000, L.P


                                       By: /s/ Thomas R. Baruch
                                           -------------------------------------
                                       Name: Thomas R. Baruch
                                       Title: General Partner

              [Amended and Restated Stockholders Voting Agreement]

                                       CMEA VENTURES LIFE SCIENCES 2000,
                                       CIVIL LAW PARTNERSHIP


                                       By: /s/ Thomas R. Baruch
                                           -------------------------------------
                                       Name: Thomas R. Baruch
                                       Title: General Partner

              [Amended and Restated Stockholders Voting Agreement]

                                       P/S BI BIOMEDICINSK VENTURE III


                                       By:        /s/ Jesper Zeuthen
                                           -------------------------------------
                                       Name:          Jesper Zeuthen
                                             -----------------------------------
                                       Title: Managing Director


                                       CLARIDEN BANK


                                       By:        /s/ Eric Bernhardt
                                           -------------------------------------
                                       Name: Eric Bernhardt
                                       Title: Senior Vice President

              [Amended and Restated Stockholders Voting Agreement]

                                    EXHIBIT A

                                   Purchasers

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.
466 Lexington Avenue
New York, NY 10017
Attention: Stewart Hen

U.S. VENTURE PARTNERS VIII, L.P.
2735 Sand Hill Road
Menlo Park, CA 94025
Attention: Michael Maher

USVP VIII AFFILIATES FUND, L.P.
2735 Sand Hill Road
Menlo Park, CA 94025
Attention: Michael Maher

USVP ENTREPRENEUR PARTNERS VIII-A, L.P.
2735 Sand Hill Road
Menlo Park, CA 94025
Attention: Michael Maher

USVP ENTREPRENEUR PARTNERS VIII-B, L.P.
2735 Sand Hill Road
Menlo Park, CA 94025
Attention: Michael Maher

NOMURA PHASE4 VENTURES LP
c/o Nomura International plc
Nomura House
1 St. Martin's-le-Grand
London EC1A 4NP
United Kingdom
Attention: Charles Sermon

P/S BI BIOMEDICINSK VENTURE III
Sundkrogsgade 7
P.O. Box 2672
DK-2100 Copenhagen
Denmark
Attention: Jens W. Kindtler

CLARIDEN BANK
Claridenstrasse 26
CH-8022 Zurich
Switzerland
Attention: Eric Bernhardt

CMEA VENTURES LIFE SCIENCES 2000, L.P.
One Embarcadero Center, Suite 3250
San Francisco, CA 94111
415.352.1520 ext. 200 (voice)
415.352.1524 (fax)
Attention: David Collier and Meryl Schreibstein

CMEA VENTURES LIFE SCIENCES 2000, CIVIL LAW PARTNERSHIP
One Embarcadero Center, Suite 3250
San Francisco, CA 94111
415.352.1520 ext. 200 (voice)
415.352.1524 (fax)
Attention: David Collier and Meryl Schreibstein

KIM FENNEBRESQUE
c/o SG Cowen & Co.
1221 Avenue of the Americas, 10th Floor
New York, NY 10020
(212) 278-4000 (office)
(212) 278-1641 (fax)

DAVID M. MALCOLM
460 Long Ridge
Bedford, NY 10530
(212) 278-4000 (office)
(212) 278-5599 (fax)

STELIOS PAPADOPOULOS
3 Summerset Drive South
Great Neck, NY 11020
(516) 487-5654 (home)
(516) 487-0245 (fax)

PETER REIKES
200 East 64th Street, #23A
New York, NY 10021
(212) 278-4000 (office)
(212) 278-4289 (fax)

SENGAL M. SELASSIE
187 Gates Avenue
Montclair, NJ 01042
(973) 744-7525 (home)
(973) 744-7569 (fax)
(212) 278-4000 (office)
(212) 278-5454 (fax)

CHRISTOPHER A. WHITE
247 West 87th Street, #18F
New York, NY 10024
(212) 278-4000 (office)
(212) 278-5454 (fax)

NOMURA INTERNATIONAL PLC
Nomura House
1 St. Martin's-le-Grand
London EC1A 4NP
United Kingdom
Attention: Charles Sermon

SG COWEN VENTURES I, L.P.
1221 Avenue of the Americas
New York, NY 10020

PAUL J. LEACH
1134 Federal Avenue East
Seattle, WA 98102

ML INVESTMENTS LLC
One Financial Center
Boston, MA 02111

CHINA DEVELOPMENT INDUSTRIAL BANK INCORPORATED
125, Nanking East Road, Section 5
Taipei 105
Taiwan, R.O.C.
Attn: James Yen

PALLADIN OPPORTUNITY FUND LLC
195 Maplewood Avenue
Maplewood, NJ 07040
Attn: Ira Leiderman

CDIB BIOTECH USA INVESTMENT, CO.
21 North Skokie Highway, Suite 104
Lake Bluff, IL 60044
Attn:Geoffrey Bonn

BAOTUNG VENTURE CAPITAL CORPORATION
10F, 261, Sung-Chiang Road
Taipei
Taiwan, R.O.C.
Attn: Joyce Lee, Ph. D.

WANTUNG VENTURE CAPITAL CORPORATION
10F, 261, Sung-Chiang Road
Taipei
Taiwan, R.O.C.
Attn: Joyce Lee, Ph. D.

CHUNG-SHAN VENTURE CAPITAL CORPORATION
10F, 261, Sung-Chiang Road
Taipei
Taiwan, R.O.C.
Attn: Joyce Lee, Ph. D.

CHUNG-SHAN II VENTURE CAPITAL CORPORATION
10F, 261, Sung-Chiang Road
Taipei
Taiwan, R.O.C.
Attn: Joyce Lee, Ph. D.

                               FIRST AMENDMENT TO
               AMENDED AND RESTATED STOCKHOLDERS' VOTING AGREEMENT

         This Amendment to the AMENDED AND RESTATED STOCKHOLDERS' VOTING AGREEMENT dated as of May 21, 2004 (the "Stockholders Agreement") is entered into as of May 9, 2005, by and among Altus Pharmaceuticals Inc., a Delaware corporation (the "Company"), and the persons and entitites listed on Exhibit A hereto (each referred to in this Amendment as a "Stockholder" as defined in the Stockholders Agreement, and collectively referred to herein as "Stockholders").

                                  WITNESSETH

         WHEREAS, the Company and the Stockholders entered into the Stockholders Agreement in order to provide for continuity of the Board of Directors of the Company; and

         WHEREAS, in order to accommodate certain management changes, the Company and the Stockholders wish to amend the Stockholders Agreement as set forth below; and

         WHEREAS, the undersigned parties represent the necessary voting power required to amend the Stockholders Agreement as set forth in Section 7(f) thereof.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Amendment to subsection (a) of Section 1 of the Stockholders Agreement. The Stockholders Agreement shall be amended by deleting subsection
(a) of Section 1 and replacing such sentence in its entirety with the following:

         "In any and all elections of directors of the Company (whether at a meeting or by written consent in lieu of a meeting), each Stockholder shall vote or cause to be voted all Shares (as defined in Section 2 below) owned by him, her or it, or over which he, she or it has voting control, and otherwise use his, her or its respective best efforts, so as to fix the number of directors of the Company at ten (10) and to elect to the Board as directors (i) one (1) member designated by Nomura, (ii) one (1) member designated by USVP, (iii) one (1) member designated by Vertex, (iv) two (2) members designated by the holders of a majority of the outstanding shares of Series C Preferred Stock, (v) the Company's Chief Executive Officer and (vi) four (4) members, who shall not be employed by the Company, designated by not less than three
         (3) of the Series B Directors and Series C Directors

         (as defined below) (the "Outside Directors"). The directors designated by the holders of a majority of the outstanding shares of Series C Preferred Stock shall be the Series C Directors (as defined in the Company's Third Amended and Restated Certificate of Incorporation, as amended (the "Charter")), the directors designated by Nomura and USVP shall be the Series B Directors (as defined in the Charter) and the director designated by Vertex shall be the Series A Director (as defined in the Charter). As of the date hereof, the directors designated by the holders of a majority of the outstanding shares of Series C Preferred Stock shall be Stewart Hen and Jonathan Leff, the director designated by Nomura shall be John Richard, the director designated by USVP shall be Jonathan Root, the director designated by Vertex shall be Lynne Brum, and the four (4) Outside Directors shall be Manuel Navia, Richard Aldrich, Michael Wyzga and Peter Lanciano."

         2. Prior Agreements. By execution of this Amendment, the parties hereto, holding in the aggregate a sufficient number of shares of stock to amend the Stockholders Agreement in accordance with Section 7(f) thereof, hereby agree, for and on behalf of all parties to the Stockholders Agreement, that the aforementioned section be amended. Any signatory to the Stockholders Agreement who does not sign this Amendment shall be bound by the terms and conditions of this Amendment, pursuant to the provisions of Section 7(f) of the Stockholders Agreement, as if the signatory to the Stockholders Agreement had signed this Amendment. All other provisions of the Stockholders Agreement not amended hereby shall remain unchanged and continue in full force and effect.

         3. Counterparts. This Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same agreement. In pleading or proving this Amendment, it will not be necessary to produce or account for more than one such counterpart.

         4. Captions. The captions of sections or subsections of this Amendment are for reference only and will not affect the interpretation or construction of this Amendment.

         5. Severability. In the event that any one or more of the provisions contained in this Amendment or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provisions of this Agreement.

         6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.

              [The rest of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

COMPANY:                        ALTUS PHARMACEUTICALS INC.


                                By
                                     ---------------------------------------
                                     Name:
                                     Its:


STOCKHOLDERS:                   CMEA VENTURES LIFE SCIENCES 2000, L.P

                                By:      /s/ David Collier
                                         -----------------------------------
                                Name: David Collier
                                      --------------------------------------
                                Title:   General Partner
                                         -----------------------------------


                                CMEA VENTURES LIFE SCIENCES 2000,
                                CIVIL LAW PARTNERSHIP

                                By:      /s/ David Collier
                                         -----------------------------------
                                Name: David Collier
                                      --------------------------------------
                                Title:   General Partner
                                          ----------------------------------


                                NOMURA INTERNATIONAL PLC

                                By:      /s/ Denise Pollard-Knight
                                         -----------------------------------
                                Name: Denise Pollard-Knight
                                      --------------------------------------
                                Title:   Head of Phase4 Ventures
                                         -----------------------------------


                                NOMURA PHASE4 VENTURES LP

                                By:      /s/ Denise Pollard-Knight
                                         -----------------------------------
                                Name: Denise Pollard-Knight
                                      --------------------------------------
                                Title:   Head of Phase4 Ventures
                                         -----------------------------------

              Signature Page to Amendment to Stockholders Agreement

                                U.S. VENTURE PARTNERS VIII, L.P.
                                USVP VIII AFFILIATES FUND, L.P.
                                USVP ENTREPRENEUR PARTNERS VIII-A, L.P.
                                USVP ENTREPRENEUR PARTNERS VIII-B, L.P.

                                By Presidio Management Group VIII, L.L.C.
                                The General Partner of Each

                                By:      /s/ Michael P. Maher
                                         -----------------------------------
                                Name: Michael P. Maher
                                      --------------------------------------
                                Title:   Attorney In-Fact
                                         -----------------------------------


                                WARBURG PINCUS PRIVATE EQUITY
                                VIII, L.P.

                                By:  WARBURG PINCUS & CO.
                                Its: General Partner


                                By:  /s/ Stewrt J. Hen
                                     ---------------------------------------
                                Name: Stewart J. Hen
                                      --------------------------------------
                                Title:   Partner
                                         -----------------------------------

              Signature Page to Amendment to Stockholders Agreement

                                    EXHIBIT A

                                  Stockholders

CMEA Ventures Life Sciences 2000, L.P.
One Embarcadero Center, Suite 3250
San Francisco, CA 94111
415.352.1520 ext. 200 (voice)
415.352.1524 (fax)
Attention: David Collier and Meryl Schreibstein

CMEA Ventures Life Sciences 2000, Civil Law Partnership
One Embarcadero Center, Suite 3250
San Francisco, CA 94111
415.352.1520 ext. 200 (voice)
415.352.1524 (fax)
Attention: David Collier and Meryl Schreibstein

Nomura International plc
Nomura House
1 St. Martin's-le-Grand
London EC1A 4NP
United Kingdom
Attention:

Nomura Phase4 Ventures LP
c/o Nomura International plc
Nomura House
1 St. Martin's-le-Grand
London EC1A 4NP
United Kingdom
Attention:

U.S. Venture Partners VIII, L.P.
2735 Sand Hill Road
Menlo Park, CA 94025
Attention: Michael Maher

USVP VIII Affiliates Fund, L.P.
2735 Sand Hill Road
Menlo Park, CA 94025
Attention: Michael Maher

USVP Entrepreneur Partners VIII-A, L.P.
2735 Sand Hill Road
Menlo Park, CA 94025
Attention: Michael Maher

USVP Entrepreneur Partners VIII-B, L.P.
2735 Sand Hill Road
Menlo Park, CA 94025
Attention: Michael Maher

Warburg Pincus Private Equity VIII, L.P.
466 Lexington Avenue
New York, NY 10017
Attention: Stewart Hen